As filed with the Securities and Exchange Commission on July 8, 2016
Registration No. 333-195587
Registration No. 333-178775
Registration No. 333-178497
Registration No. 333-174375
Registration No. 333-154965
Registration No. 333-142575
Registration No. 333-136241
Registration No. 333-127161
Registration No. 333-115044
Registration No. 333-104701
Registration No. 333-97121
Registration No. 333-75524
Registration No. 333-86987
Registration No. 333-86985
Registration No. 333-86983
Registration No. 333-26961
Registration No. 333-02353
Registration No. 333-01519
Registration No. 33-62155-99
Registration No. 33-52907-99
Registration No. 33-50301-99
Registration No. 33-36231-99
Registration No. 33-31674-99

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-195587
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-178775
POST-EFFECTIVE AMENDMENT NO. 2 TO
Form S-8 Registration Statement No. 333-178497
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-174375
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-154965
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-1427575
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-136241

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-127161
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-115044
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-104701
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-97121
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-75524
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-86987
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-86985
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-86983
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-26961
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-02353
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-01519
POST-EFFECTIVE AMENDMENT NO. 4 TO
Form S-8 Registration Statement No. 33-62155-99
POST-EFFECTIVE AMENDMENT NO. 3 TO
Form S-8 Registration Statement No. 33-52907-99
POST-EFFECTIVE AMENDMENT NO. 2 TO
Form S-8 Registration Statement No. 33-50301-99
POST-EFFECTIVE AMENDMENT NO. 2 TO
Form S-8 Registration Statement No. 33-36231-99
POST-EFFECTIVE AMENDMENT NO. 3 TO
Form S-8 Registration Statement No. 33-31674-99

UNDER THE SECURITIES ACT OF 1933
________________
AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	58-2210952
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

Ten Peachtree Place, N.E.
Atlanta, Georgia 30309
(Address of Principal Executive Offices)
AGL RESOURCES INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
AGL RESOURCES INC. OMNIBUS PERFORMANCE INCENTIVE PLAN, AS AMENDED AND RESTATED
AGL RESOURCES INC. RETIREMENT SAVINGS PLAN
AGL RESOURCES INC. RETIREMENT SAVINGS PLUS PLAN
NICOR GAS THRIFT PLAN
AGL RESOURCES INC. 2006 NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN (1999)
AGL RESOURCES INC. OFFICER INCENTIVE PLAN
NON-QUALIFIED STOCK OPTIONS ISSUED TO DAN R. HENNIG
AGL RESOURCES INC. LONG-TERM STOCK INCENTIVE PLAN OF 1990
AGL RESOURCES INC. 1996 NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN
ATLANTA GAS LIGHT COMPANY NON-QUALIFIED SAVINGS PLAN
ATLANTA GAS LIGHT COMPANY RETIREMENT SAVINGS PLUS PLAN
ATLANTA GAS LIGHT COMPANY LONG-TERM STOCK INCENTIVE PLAN OF 1990
ATLANTA GAS LIGHT COMPANY LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN
(Full Title of the Plans)

Paul R. Shlanta
Executive Vice President and General Counsel
AGL Resources Inc.
Ten Peachtree Place, N.E.
Atlanta, Georgia 30309
(404) 584-4000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copy to: Michael L. Stevens Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7970

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed with the Securities and Exchange Commission by AGL Resources Inc. (the “Registrant”):

•
Registration Statement No. 333-195587, filed on April 30, 2014, pertaining to the registration of 400,000 shares of the Registrant’s common stock, par value $5.00 per share (the “Common Stock”), issuable pursuant to the AGL Resources Inc. Amended and Restated Employee Stock Purchase Plan;

•
Registration Statement No. 333-178775, filed on December 28, 2011, pertaining to the registration of 1,697,363 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Inc. Omnibus Performance Incentive Plan, as Amended and Restated;

•
Registration Statement No. 333-178497, filed on December 14, 2011 (as amended by Post-Effective Amendment No. 1 filed on June 23, 2015), pertaining to the registration of 300,000 shares of the Registrant’s Common Stock and an indeterminate number of interests issuable pursuant to the Nicor Companies Savings Investment Plan (which was later merged into the AGL Resources Inc. Retirement Savings Plus Plan), and the registration of 300,000 shares of the Registrant’s Common Stock and an indeterminate number of interests issuable pursuant to the Nicor Gas Thrift Plan;

•
Registration Statement No. 333-174375, filed on May 20, 2011, pertaining to the registration of 200,000 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Inc. Amended and Restated Employee Stock Purchase Plan;

•
Registration Statement No. 333-154965, filed on November 3, 2008, pertaining to the registration of 2,850,000 shares of the Registrant’s Common Stock and an indeterminate number of interests issuable pursuant to the AGL Resources Inc. Retirement Savings Plus Plan;

•
Registration Statement No. 333-142575, filed on May 3, 2007, pertaining to the registration of 5,000,000 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Inc. Omnibus Performance Incentive Plan;

•
Registration Statement No. 333-136241, filed on August 2, 2006, pertaining to the registration of 200,000 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Inc. 2006 Non-Employee Directors Equity Compensation Plan;

•
Registration Statement No. 333-127161, filed on August 3, 2005, pertaining to the registration of 1,534,537 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Inc. Amended and Restated Long-Term Incentive Plan (1999);

•
Registration Statement No. 333-115044, filed on April 30, 2004, pertaining to the registration of 1,289,776 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Inc. Amended and Restated Long-Term Incentive Plan (1999);

•
Registration Statement No. 333-104701, filed on April 23, 2003, pertaining to the registration of 1,134,336 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Inc. Amended and Restated Long-Term Incentive Plan (1999);

•
Registration Statement No. 333-97121, filed on July 25, 2002, pertaining to the registration of 2,700,000 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Inc. Amended and Restated Long-Term Incentive Plan (1999);

•
Registration Statement No. 333-75524, filed on December 20, 2001, pertaining to the registration of 600,000 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Inc. Employee Stock Purchase Plan, and the registration of 600,000 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Officer Incentive Plan, and the registration of 20,000 shares of the Registrant’s Common Stock issuable pursuant to nonqualified stock options issued to Dan R. Hennig;

•
Registration Statement No. 333-86987, filed on September 13, 1999, pertaining to the registration of 320,000 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Inc. Long-Term Stock Incentive Plan of 1990;

•
Registration Statement No. 333-86985, filed on September 13, 1999, pertaining to the registration of 2,800,000 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Inc. Long-Term Incentive Plan (1999);

•
Registration Statement No. 333-86983, filed on September 13, 1999, pertaining to the registration of 236,625 shares of the Registrant’s Common Stock and an indeterminate number of interests issuable pursuant to the AGL Resources Inc. Retirement Savings Plus Plan;

•
Registration Statement No. 333-26961, filed on May 13, 1997, pertaining to the registration of 3,000,000 shares of the Registrant’s Common Stock and an indeterminate number of interests issuable pursuant to the AGL Resources Inc. Retirement Savings Plus Plan;

•
Registration Statement No. 333-02353, filed on April 9, 1996, pertaining to the registration of 1,600,000 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Inc. Long-Term Stock Incentive Plan of 1990;

•
Registration Statement No. 333-01519, filed on March 7, 1996, pertaining to the registration of 200,000 shares of the Registrant’s Common Stock issuable pursuant to the AGL Resources Inc. 1996 Non-Employee Directors Equity Compensation Plan;

•
Registration Statement No. 33-62155-99, filed on August 28, 1995 (as amended by Post-Effective Amendment No. 1 filed on December 22, 1995, Post-Effective Amendment No. 2 filed on March 6, 1996, and Post-Effective Amendment No. 3 filed on April 22, 1996), pertaining to the registration of 100,000 shares of the Registrant’s Common Stock and an indeterminate number of interests issuable under the Atlanta Gas Light Company Non-Qualified Savings Plan;

•
Registration Statement No. 33-52907-99, filed on March 3, 1994 (as amended by Post-Effective Amendment No. 1 filed on December 22, 1995, and Post-Effective Amendment No. 2 filed on March 6, 1996), pertaining to the registration of 700,000 shares of the Registrant’s Common Stock and an indeterminate number of interests issuable under the Atlanta Gas Light Company Retirement Savings Plus Plan;

•
Registration Statement No. 33-50301-99 (as amended by Post-Effective Amendment No. 1 filed on March 6, 1996), pertaining to the registration of shares of the Registrant’s Common Stock issuable under the Atlanta Gas Light Company Long-Term Stock Incentive Plan of 1990;

•
Registration Statement No. 33-36231-99 (as amended by Post-Effective Amendment No. 1 filed on March 6, 1996), pertaining to the registration of shares of the Registrant’s Common Stock issuable under the Atlanta Gas Light Company Long-Term Stock Incentive Plan of 1990;

•
Registration Statement No. 33-31674-99 (as amended by Post-Effective Amendment No. 1, and Post-Effective Amendment No. 2 filed on March 6, 1996), pertaining to the registration of shares of the Registrant’s Common Stock issuable under the Atlanta Gas Light Company Leveraged Employee Stock Ownership Plan.

On July 1, 2016, pursuant to the Agreement and Plan of Merger, dated August 23, 2015, among the Registrant, The Southern Company, a Delaware corporation (“Southern”), and AMS Corp., a Georgia corporation and wholly owned subsidiary of Southern (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Southern.

In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s Common Stock and interests pursuant to the above-referenced Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements with respect to the Registrant’s Common Stock and interests and, by means of these Post-Effective Amendments, removes from registration the Common Stock and interests that had been registered for issuance but remain unsold under the Registration Statements.

This Post-Effective Amendment does not remove from registration the $20,155,000 of deferred compensation obligations under the AGL Resources Inc. Nonqualified Savings Plan, which were registered on Registration Statement No. 333-154965, filed on November 3, 2008, or the $2,000,000 of deferred compensation obligations under the AGL Resources Inc. Nonqualified Savings Plan, which were registered on Registration Statement No. 333-26963, filed on May 13, 1997.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 8, 2016.

AGL RESOURCES INC.

By:     /s/ Paul R. Shlanta
Paul R. Shlanta
Executive Vice President and General Counsel